UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report: June 29, 2004

(Date of earliest event reported)

CLUBCORP, INC.

(Exact name of issuer of the securities held pursuant to the plan)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107, 333-52612 and 333-110521

Delaware	75-2778488
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3030 LBJ Freeway, Suite 700

Dallas, Texas 75234

(Address of principal executive offices, including Zip Code)

(972) 243-6191

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On June 29, 2004, ClubCorp added the responsibilities of chief executive officer to those of its current president and chief operating officer John A. Beckert. ClubCorp chairman and CEO Bob Dedman Jr., will continue as chairman. The changes are expected to be approved by the Board of Directors and become effective August 28, 2004. A copy of the news release dated June 29, 2004 is furnished as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

Exhibit Number	Description
99.1	News Release dated June 29, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLUBCORP, INC.

By:	/s/ Jeffrey P. Mayer
Jeffrey P. Mayer
Chief Financial Officer
ClubCorp, Inc.

Date:	June 29, 2004